UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 16, 2005 (February 15, 2005)

AMC ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)

DELAWARE

1-8747

43-1304369

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

920 Main Street Kansas City, Missouri		64105
(Address of principal executive offices)		Zip Code

Registrant’s telephone number, including area code
(816) 221-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 15, 2005, AMC Entertainment Inc. (“AMCE”) filed a Notification of Late Filing on Form 12b-25 regarding its inability to timely file its quarterly report on Form 10-Q for the thirty-nine weeks ended December 30, 2004 (the “Third Quarter Form 10-Q”).  In the notice, AMCE stated that it requires additional time to prepare and file its Third Quarter Form 10-Q, as AMCE is currently resolving issues regarding the appropriate accounting treatment for its merger with Marquee Inc. consummated on December 23, 2004 (the “Merger”).

AMCE intends to file its Third Quarter Form 10-Q as promptly as practicable upon resolution of the appropriate accounting treatment for the Merger; however, it cannot at this time predict when this will occur.  This delay in filing its Third Quarter Form 10-Q has caused AMCE to miss its deadline for providing financial statements for the thirty-nine weeks ended December 30, 2004 to its lenders under AMCE’s amended credit facility and to the holders of its 9½% Senior Subordinated Notes due 2011, 9 7/8% Senior Subordinated Notes due 2012 and 8% Senior Subordinated Notes due 2014.  In addition, if AMCE does not file its Third Quarter Form 10-Q on or prior to February 22, 2004, AMCE will miss its deadline for providing financial statements to the holders of its 8 5/8% Senior Notes due 2014 and Senior Floating Rate Notes due 2010.  AMCE has received confirmation from the requisite lenders under its amended credit facility that they will extend the financial statements delivery requirement until April 15, 2005 and waive any default relating to its failure to deliver such financial statements before that date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMC ENTERTAINMENT INC.

Date: February 16, 2005	/s/ Craig R. Ramsey

Craig R. Ramsey
Executive Vice President and
Chief Financial Officer